UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2011

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 18, 2011, Navistar, Inc. and seven of its manufacturing subsidiaries, namely, IC Bus, LLC, SST Truck Company, LLC, IC Bus of Oklahoma, LLC, Navistar Diesel of Alabama, LLC, Monaco RV, LLC, Navistar Big Bore Diesels, LLC and Workhorse Custom Chassis, LLC (collectively, the “Companies”) signed a definitive loan agreement relating to a five-year senior inventory secured, asset-based revolving credit facility in an aggregate principal amount of $355,000,000 (the “credit agreement”) with the Lenders (as defined in the credit agreement), Bank of America, N.A., as administrative agent and collateral agent for the Lenders, Deutsche Bank Securities Inc. and Wells Fargo Capital Finance, LLC, as syndication agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Wells Fargo Capital Finance LLC, as joint-lead arrangers and book managers. Several of the banking parties to the credit agreement have acted as underwriters with respect to Navistar International Corporation’s (the parent holding company of the companies) public offerings.

This new loan facility is secured by the Companies’ domestic manufacturing plant and service parts inventory as well as used truck inventory and matures on November 1, 2016. All borrowings under this new loan facility will accrue interest at a rate equal to a base rate or an adjusted LIBOR rate plus a spread. The spread, which will be based on an availability-based measure, ranges from 50 basis points to 100 basis points for Base Rate borrowings and from 150 basis points to 200 basis points for LIBOR borrowings. The initial LIBOR spread is 150 basis points. Borrowings under the facility are available for general corporate purposes.

The foregoing description of the credit agreement is qualified in its entirety by reference to the credit agreement which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 8.01	OTHER EVENTS

In accordance with General Instruction B.2 to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Navistar International Corporation (the “Company”), the nation’s largest combined commercial truck, school bus and mid-range diesel engine producer, announced that Daniel C. Ustian, Chairman, President and Chief Executive Officer, will discuss business opportunities and other matters related to the Company during the Gabelli & Co. 35th Annual Automotive Aftermarket Symposium in Las Vegas on October 31 at 2:45 pm PT.

Live audio web casts will be available for the presentation at http://ir.navistar.com/events.cfm. Investors are advised to log on to the web site at least 15 minutes prior to the presentation to allow sufficient time for downloading any necessary software. The web cast will be available for replay at the same address approximately three hours following its conclusion, and will remain available for a period of 12 months or such earlier time as the information is superseded or replaced by more current information.

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco® RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Definitive loan agreement relating to a five-year senior inventory secured, asset-based revolving credit facility

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors, of our Form 10-K for the fiscal year ended October 31, 2010, which was filed on December 21, 2010 and Part II, Item 1A, Risk Factors, included within our Form 10-Q for the period ended July 31, 2011, which was filed on September 7, 2011. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: October 24, 2011	/s/ Andrew J. Cederoth
Andrew J. Cederoth Executive Vice President and Chief Financial Officer